Exhibit 7.4


                             JOINDER

          Reference is made to the Stockholder Agreement, dated as of March 1, 1999 (the "Stockholder Agreement"), among Jones Apparel Group, Inc., Jerome Fisher and Vincent Camuto. The undersigned hereby agrees to be bound by the Stockholder Agreement to the same extent as Jerome Fisher is bound thereby as if the undersigned were an original signatory thereto.





                                         /s/ Anne Fisher
                                        --------------------
                                            Anne Fisher